Exhibit 99.1

FICO Announces Earnings of $1.10 per Share for Second Quarter Fiscal 2019

Revenue of $278 million vs. $256 million in prior year

SAN JOSE, Calif., April 30, 2019 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its second fiscal quarter ended March 31, 2019.

Second Quarter Fiscal 2019 GAAP Results
Net income for the quarter totaled $33.4 million, or $1.10 per share, versus $31.2 million, or $1.00 per share, in the prior year period.

Net cash provided by operating activities for the quarter was $47.8 million versus $49.2 million in the prior year period.

Second Quarter Fiscal 2019 Non-GAAP Results
Non-GAAP Net Income for the quarter was $47.3 million versus $47.0 million in the prior year period. Non-GAAP EPS for the quarter was $1.56 versus $1.50 in the prior year period. Free cash flow for the quarter was $43.6 million versus $42.2 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Second Quarter Fiscal 2019 GAAP Revenue
The company reported revenues of $278.2 million for the quarter as compared to $256.3 million reported in the prior year period.

"We had another strong quarter of both revenues and bookings," said Will Lansing, chief executive officer. "We are pleased to be able to raise our full-year guidance."

Revenues for the second quarter of fiscal 2019 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $141.8 million in the second quarter, compared to $146.5 million in the prior year quarter, a decrease of 3%, due primarily to reduced services revenues from implementations and decreased license sales.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $104.4 million in the second quarter, compared to $87.1 million in the prior year quarter, an increase of 20%. B2B revenue increased 27% and B2C revenue increased 5% from the prior year quarter.
  Decision Management Software revenues, which include Blaze Advisor®, Xpress Optimization, Decision Management Platform and related professional services, were $32.0 million in the second quarter compared to $22.7 million in the prior year quarter, an increase of 41%, due primarily to increased services and license revenues related to Xpress Optimization.

Outlook
The company is updating guidance for fiscal 2019:

	Previous Fiscal 2019 Guidance	Updated Fiscal 2019 Guidance
Revenues	$1.125 billion	$1.14 billion
GAAP Net Income	$168 million	$173 million
GAAP EPS	$5.53	$5.75
Non GAAP Net Income	$209 million	$214 million
Non GAAP EPS	$6.88	$7.12

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its second quarter fiscal 2019 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Past Events page through April 30, 2020.

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2018 and subsequent quarterly reports on Form 10-Q. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	September 30,
	2019	2018
		* As Adjusted
ASSETS:
Current assets:
Cash and cash equivalents	$ 76,885	$ 90,023
Accounts receivable, net	271,632	266,742
Prepaid expenses and other current assets	48,483	39,624
Total current assets	397,000	396,389

Marketable securities and investments	20,590	19,756
Property and equipment, net	44,760	48,837
Goodwill and intangible assets, net	812,118	815,426
Other assets	53,643	50,059
	$ 1,328,111	$ 1,330,467

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 44,996	$ 51,276
Accrued compensation and employee benefits	67,349	84,292
Deferred revenue	106,275	103,335
Current maturities on debt	218,000	235,000
Total current liabilities	436,620	473,903

Long-term debt	604,369	528,944
Other liabilities	39,644	40,183
Total liabilities	1,080,633	1,043,030

Stockholders' equity	247,478	287,437
	$ 1,328,111	$ 1,330,467

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
		* As Adjusted		* As Adjusted
Revenues:
Transactional and maintenance	$ 211,779	$ 192,791	$ 405,972	$ 363,194
Professional services	50,555	46,731	91,363	89,859
License	15,900	16,738	43,155	35,568
Total revenues	278,234	256,260	540,490	488,621

Operating expenses:
Cost of revenues	85,568	79,493	161,634	153,925
Research & development	37,684	32,519	73,110	61,493
Selling, general and administrative	104,930	96,125	205,188	186,467
Amortization of intangible assets	1,503	1,684	3,005	3,472
Total operating expenses	229,685	209,821	442,937	405,357
Operating income	48,549	46,439	97,553	83,264
Other expense, net	(8,575)	(7,277)	(20,423)	(13,224)
Income before income taxes	39,974	39,162	77,130	70,040
Provision for income taxes	6,593	7,993	3,742	5,992
Net income	$ 33,381	$ 31,169	$ 73,388	$ 64,048

Basic earnings per share:	$ 1.15	$ 1.04	$ 2.53	$ 2.13
Diluted earnings per share:	$ 1.10	$ 1.00	$ 2.42	$ 2.04

Shares used in computing earnings per share:
Basic	29,074	29,985	29,017	30,032
Diluted	30,259	31,300	30,297	31,431

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	March 31,
	2019	2018
		* As Adjusted
Cash flows from operating activities:
Net income	$ 73,388	$ 64,048
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	15,786	15,095
Share-based compensation	42,336	35,749
Changes in operating assets and liabilities	(36,624)	(34,041)
Other, net	1,760	(2,841)
Net cash provided by operating activities	96,646	78,010

Cash flows from investing activities:
Purchases of property and equipment	(10,644)	(11,111)
Net activity from marketable securities	(2,129)	(2,145)
Net cash used in investing activities	(12,773)	(13,256)

Cash flows from financing activities:
Proceeds from revolving line of credit	138,000	147,000
Payments on revolving line of credit	(80,000)	(48,000)
Proceeds from issuances of common stock	12,850	1,706
Taxes paid related to net share settlement of equity awards	(48,470)	(40,448)
Repurchases of common stock	(119,723)	(124,715)
Other, net	-	(240)
Net cash used in financing activities	(97,343)	(64,697)

Effect of exchange rate changes on cash	332	2,193

Increase (decrease) in cash and cash equivalents	(13,138)	2,250
Cash and cash equivalents, beginning of period	90,023	105,618
Cash and cash equivalents, end of period	$ 76,885	$ 107,868

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
		* As Adjusted		* As Adjusted

Applications revenues:
Transactional and maintenance	$ 97,074	$ 95,515	$ 194,239	$ 186,641
Professional services	35,981	39,131	67,443	74,505
License	8,760	11,850	27,792	25,524
Total applications revenues	$ 141,815	$ 146,496	$ 289,474	$ 286,670

Scores revenues:
Transactional and maintenance	$ 102,363	$ 85,451	$ 187,184	$ 153,447
Professional services	901	757	1,602	1,054
License	1,139	895	1,300	1,033
Total scores revenues	$ 104,403	$ 87,103	$ 190,086	$ 155,534

Decision Management Software revenues:
Transactional and maintenance	$ 12,342	$ 11,825	$ 24,549	$ 23,106
Professional services	13,673	6,843	22,318	14,300
License	6,001	3,993	14,063	9,011
Total decision management software revenues	$ 32,016	$ 22,661	$ 60,930	$ 46,417

Total revenues:
Transactional and maintenance	$ 211,779	$ 192,791	$ 405,972	$ 363,194
Professional services	50,555	46,731	91,363	89,859
License	15,900	16,738	43,155	35,568
Total revenues	$ 278,234	$ 256,260	$ 540,490	$ 488,621

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
		* As Adjusted		* As Adjusted

GAAP net income	$ 33,381	$ 31,169	$ 73,388	$ 64,048
Amortization of intangible assets	1,503	1,684	3,005	3,472
Stock-based compensation expense	20,482	19,238	42,336	35,748
Income tax adjustments	(5,594)	(5,141)	(11,813)	(9,845)
Excess tax benefit	(2,501)	(1,551)	(15,734)	(13,062)
Tax Cuts and Jobs Act	-	1,634	-	5,470
Non-GAAP net income	$ 47,271	$ 47,033	$ 91,182	$ 85,831

GAAP diluted earnings per share	$ 1.10	$ 1.00	$ 2.42	$ 2.04
Amortization of intangible assets	0.05	0.05	0.10	0.11
Stock-based compensation expense	0.68	0.61	1.40	1.14
Income tax adjustments	(0.18)	(0.16)	(0.39)	(0.31)
Excess tax benefit	(0.08)	(0.05)	(0.52)	(0.42)
Tax Cuts and Jobs Act	-	0.05	-	0.17
Non-GAAP diluted earnings per share	$ 1.56	$ 1.50	$ 3.01	$ 2.73

Free cash flow
Net cash provided by operating activities	$ 47,789	$ 49,233	$ 96,646	$ 78,010
Capital expenditures	(4,170)	(7,067)	(10,644)	(11,111)
Free cash flow	$ 43,619	$ 42,166	$ 86,002	$ 66,899

Note: The numbers may not sum to total due to rounding.

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

	Previous Fiscal 2019 Guidance	Updated Fiscal 2019 Guidance

GAAP net income	$ 168	$ 173
Amortization of intangible assets	6	6
Stock-based compensation expense	85	85
Income tax adjustments	(25)	(25)
Excess tax benefit	(25)	(25)
Non-GAAP net income	$ 209	$ 214

GAAP diluted earnings per share	$ 5.53	$ 5.75
Amortization of intangible assets	0.20	0.20
Stock-based compensation expense	2.79	2.82
Income tax adjustments	(0.81)	(0.81)
Excess tax benefit	(0.82)	(0.83)
Non-GAAP diluted earnings per share	$ 6.88	$ 7.12

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com